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Exhibit 16.1



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549
Dear Sirs/Madams:

We have read Item 4 of Computerized Thermal Imaging, Inc.'s Form 8-K dated February 10, 2003, and have the following comments:

         1. We agree with the statements made in the first, second, third, fourth and fifth paragraphs.

         2. We have no basis on which to agree or disagree with the statements made in the sixth paragraph.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Salt Lake City, Utah
February 10, 2003